UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2005
DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862

(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On August 24, 2005 Deckers Outdoor Corporation entered into an Offer of Employment Letter with Mr. Colin Clark, who will be appointed as Senior Vice President – International, effective September 1, 2005. The terms and conditions of his Offer of Employment Letter are described under Item 5.02 below.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.
     On August 26, 2005 the Company announced that Mr. Colin Clark will be appointed as Senior Vice President — International, effective September 1, 2005. A copy of the press release announcing Mr. Colin Clark’s appointment, as Senior Vice President — International, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Colin Clark joins Deckers from The Rockport Company, a subsidiary of Reebok International Ltd. [NYSE: RBK], most recently serving as Vice President & General Manager — International. From 1991 to 2001, Mr. Clark held various senior positions, including Vice President — Global Marketing, Vice President — International, Director & General Manager — United Kingdom, and Sales Manager — United Kingdom. Mr. Clark was not selected pursuant to any arrangement or understanding between Mr. Clark or any other person. There are no family relationships between Mr. Clark and the directors or executive officers of the Company.
     Mr. Clark’s Offer of Employment is “at will,” and is for a period beginning no later than September 1, 2005. Mr. Clark’s Offer of Employment provides for a base salary of $225,000 per annum. For fiscal year 2006, pending approval by the Company’s Board of Directors, Mr. Clark will be eligible to receive a minimum potential bonus of 100% of his base salary, subject to the achievement of targets for overall performance of the Company, as well as the achievement of certain management business objectives set by the Company’s Chief Executive Officer. For fiscal 2005, Mr. Clark is eligible to receive a potential grant of 5,000 restricted stock units, which will vest at 25% per quarter beginning on March 31, 2009 and the number of units vested will be dependent upon the Company reaching its budgeted fiscal 2006 earnings per share goal. Mr. Clark will be eligible to continue participating in the Company’s restricted stock units program. Mr. Clark will be eligible to receive a sign – on bonus of $35,000. Mr. Clark will also be entitled to relocation benefits and will be entitled to severance pay under certain circumstances. The description of Mr. Clark’s Offer of Employment set forth above is qualified in its entirety by reference to the actual terms of his Offer of Employment Letter, which is attached hereto as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

10.1	Offer of Employment of Colin Clark, dated August 24, 2005

99.1	Press release, dated August 26, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation
Date: August 30, 2005	/s/ M. Scott Ash
M. Scott Ash, Chief Financial Officer